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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) May 13, 2008

                           Global Resource Corporation
             (Exact name of registrant as specified in its charter)

          Nevada                      000-50944                  84-1565820
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(State or other jurisdiction    (Commission File Number)        IRS Employer
     of incorporation)                                       Identification No.)

          408 Bloomfield Drive, Unit #3, West Berlin, New Jersey 08091
          ------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code    (856) 767-5661
                                                      --------------


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02   Unregistered Sales of Equity Securities.

The total number of shares of Common Stock issued and outstanding as of the close of business on May 13, 2008 was 47,237,613 including 2,665,666 shares which were in the process of return from escrow and which upon return will be cancelled but not including 17,618,094 shares then issuable upon conversion of the 2006 Series of Convertible Preferred Stock. The total number of shares of Common Stock issued and outstanding as of the close of business on July 2, 2008 is 49,572,145, again including the 2,665,666 shares in the process of return for cancellation but not including an additional 16,720,062 shares of Common Stock issuable upon conversion of the remaining 33,440,124 shares of the 2006 Series of Convertible Preferred Stock.

Common Stock
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On May 15, 2008 the Company issued 39,100 shares (as a part of 39,100 Units) to a non-U.S. citizen for a total investment of $42,935.30. The issuance of the shares was considered exempt pursuant to Regulation S.

On May 23, 2008 the Company issued 2,000 shares to an individual in exchange for maintenance services. The issuance of the shares was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

On May 30, 2008, pursuant to the terms of the mutually agreed rescission agreement with the two funds which had invested in the terminated private placement, the Company issued issued 66,001 shares of its Common Stock to one of such funds. The issuance of the shares was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

On June 3, 2008 the Company issued 150,000 shares to a consultant in payment of consulting fees valued at $150,000. The issuance of the shares was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

On June 12, 2008, the Company issued total of 236,909 shares (as a part of 236,909 Units) to a group of non-U.S. citizens for a total investment of $236,909. The issuance of the shares was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.
..
On June 13, 2008 the Company issued 125,000 shares (5,000, 57,500, 5,000, 28,750 and 28,750 shares, respectively) to five consultants in payment for consulting services valued at $5,000, $57,500, $5,000, $28,750 and $28,750 respectively.
The issuance of the shares was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

On June 24, 2008 250,000 shares of Common Stock, held in escrow, were released to the optionee for a total investment of $250,000, which funds had also been held in escrow. The issuance of the shares was considered exempt pursuant to
Section 4(2) of the Securities Act of 1933 as amended.

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On June 25, 2008 the Company issued 895,532 shares of Common Stock to Frank G.
Pringle, the Company's Chairman and CEO, upon conversion by Mr. Pringle of 1,791,064 shares. This issuance was considered exempt pursuant to Section 3(a)(9) of the Securities Act of 1933 as amended.

On July 1, 2008 the Company issued total of 391,730 shares (as a part of 391,730 Units) to non-U.S. citizen for a total investment of $391,730. The issuance of the shares was considered exempt pursuant to Regulation S..

Warrants
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On May 15, 2008, as a part of the 39,100 Units sold to the non-U.S. citizen, the
Company issued a total of 39,100 Common Stock Purchase Warrants, exercisable at $2.00 per share. The issuance of the Warrants was considered exempt pursuant to Regulation S..

On June 12, 2008, as a part of the 236,909 Units sold to the group of non-U.S. citizens, the Company issued a total of 236,909 Common Stock Purchase Warrants, exercisable at $2.00 per share. The issuance of the Warrants was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

On July 1, 2008, as a part of the 391,730 Units sold to the non-U.S. citizen, the Company issued a total of 391,730 Common Stock Purchase Warrants, exercisable at $2.00 per share. The issuance of the Warrants was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

ITEM 8.01   OTHER EVENTS.

On June 24, 2008 Professional Offshore Opportunity Fund exercised its option to acquire 250,000 shares of the Company's Common Stock, which had been previously issued into escrow, for an investment of $250,000, also held in the escrow. The escrow had been established pursuant to the December 21, 2007 Securities Purchase Agreement with Professional Offshore Opportunity Fund, Ltd. reported in
Item 1.01 on Form 8-K filed December 21, 2007.

On June 25, 2008 Frank G. Pringle converted 1,791,064 shares of his holding of the 2006 Convertible Preferred Stock, resulting in the issuance of 895,532 shares under the amended terms of such preferred stock, whereby each share of the 2006 Series is convertible into one-hald (1/2) share of Common Stock.

The Company determined not to proceed with the proposed acquisition of a controlling interest in the venture previously reported in Form 8-K filed on May 28, 2008, and on July 1, 2008 received back the Six Hundred Fifty Thousand Dollars ($650,000) previously advanced. The Company remains in negotiations for possible participation in a re-structuring of the proposed venture.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             GLOBAL RESOURCE CORPORATION


                                             By: /s/ Frank G. Pringle
                                                 -------------------------------
                                                 President

July 3, 2008


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